UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2016

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-224-6000

1-2385	THE DAYTON POWER AND LIGHT COMPANY	31-0258470
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-224-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On August 24, 2016 (the “Closing Date”), The Dayton Power and Light Company (“DP&L”), a wholly owned subsidiary of DPL Inc., entered into a credit agreement among DP&L, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc., as a lender and BMO Capital Markets Corp., Fifth Third Securities, The Huntington National Bank, PNC Capital Markets LLC, RBC Capital Markets, LLC, Regions Capital Markets, a division of Regions Bank, and SunTrust Robinson Humphrey, Inc., as managing agents (the “Credit Agreement”).

The Credit Agreement provides for a term loan facility in a principal amount of $445 million, maturing August 24, 2022, to the extent not extended pursuant to the terms of the Credit Agreement. Funds may be prepaid at any time under the Credit Agreement. The Credit Agreement includes customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions, including, among other things, an amortization provision under which the principal amount amortizes at an annual rate of 1%. On the Closing Date, DP&L borrowed $445 million under the Credit Agreement to apply toward the refunding of DP&L’s First Mortgage Bonds, 1.875% Series Due 2016 in aggregate principal amount of $445 million. DP&L has agreed to pay interest on the outstanding term loan as determined in accordance with the Credit Agreement.

DP&L secured its obligations to lenders under the Credit Agreement with a pledge of the Series 2022 DP&L First Mortgage Bonds issued by DP&L under the 50th Supplemental Indenture (defined below) pursuant to a Pledge and Security Agreement, dated as of August 24, 2016, between DP&L and JPMorgan Chase Bank, N.A., as collateral agent (the “Pledge Agreement”).

The foregoing descriptions of the Credit Agreement and Pledge Agreement are qualified in their entirety by reference to the Credit Agreement and Pledge Agreement, copies of which are attached as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.

DP&L Mortgage Bonds

On August 24, 2016, DP&L entered into a 50th Supplemental Indenture (the “50th Supplemental Indenture”) with the Bank of New York Mellon, as Trustee, to its First and Refunding Mortgage, dated as of October 1, 1935, with the Bank of New York Mellon (as amended and supplemented, the “First and Refunding Mortgage”) in connection with the refinancing of $445 million of First Mortgage Bonds, 1.875% Series Due 2016.

The foregoing description of the terms of the 50th Supplemental Indenture to the First and Refunding Mortgage is qualified in its entirety by reference to the 50th Supplemental Indenture to the First and Refunding Mortgage, a copy of which is attached as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth above in response to Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1
Credit Agreement, dated August 24, 2016, among The Dayton Power and Light Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc., as a lender and BMO Capital Markets Corp., Fifth Third Securities, The Huntington National Bank, PNC Capital Markets LLC, RBC Capital Markets, LLC, Regions Capital Markets, a division of Regions Bank, and SunTrust Robinson Humphrey, Inc., as managing agents

Exhibit 4.2	Pledge and Security Agreement, dated as of August 24, 2016, between The Dayton Power and Light Company and JPMorgan Chase Bank, N.A., as collateral agent

Exhibit 4.3	Fiftieth Supplemental Indenture, between The Bank of New York Mellon, as Trustee, and The Dayton Power and Light Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL INC.

Date: August 29, 2016	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

The Dayton Power and Light Company

Date: August 29, 2016	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	Vice President, General Counsel and Secretary

3